                                 Amendment No. 1
                                       to

                                    FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        AMERICAN MARINE RECREATION, INC.
             (Exact name of registrant as specified in its charter)


                 Delaware                                59-3518196
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                 2202 33rd Street, Orlando, Florida       33351
              (Address of principal executive offices) (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                Name of each exchange on which
      to be so registered                each class is to be registered

  Common Stock, $.01 par value              American Stock Exchange


        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)

Item 1.  Description of Registrant's Securities to be Registered.

         The prospectus which constitutes a part of Registration Statement No. 333-62699 (the "Prospectus"), which is to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, as well as the exhibits to such Registration Statement, shall be deemed to be incorporated by reference herein. In particular, the Registrant refers to and incorporates by reference the description of the Registrant's Common Stock, $.01 par value which is forth under the section entitled "Description of Securities" in the Prospectus.


Item 2.  Exhibits.

         The Exhibits to the Prospectus are hereby incorporated by reference herein including, without limitation, the following:

         Number 3.1        Certificate of Incorporation of Registrant
         Number 3.2        By-laws of the Registrant
         Number 4.1        Specimen Certificate of the Registrant's Common Stock

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    AMERICAN MARINE RECREATION, INC.



                                    By: /s/ Joseph G. Pozo, Jr.
                                        --------------------------------
                                        Joseph G. Pozo, Jr.
                                        President


Dated: April 30, 1999